Filed Pursuant to Rule 424(b)(5)

Registration No. 333-207306

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 19, 2015)

SAMSON OIL & GAS LIMITED

Up to 378,020,400 Ordinary Shares

Up to 1,890,102 American Depositary Shares representing Ordinary Shares

We are offering directly to selected investors up to 378,020,400 ordinary shares which may be represented by American Depositary Shares, or ADSs. The offering price is $0.0037 per ordinary share, or $0.74 per ADS. Unless contrary written instructions are received from an individual purchaser, all ordinary shares purchased in this offering shall be delivered on the Closing Date to the depositary for the ADSs, The Bank of New York Mellon, which we refer to as the “Depositary”, for issuance of ADSs. Purchasers in this offering will be required to execute all documents required by the Depositary in order to receive ADSs. We will pay the Depositary’s ADS issuance fee of $0.02 per ADS.

The ADSs are currently traded on the NYSE MKT, and our ordinary shares are currently traded on the Australian Securities Exchange (ASX), both under the symbol “SSN”. We expect that the ADSs sold in this offering will be traded on the NYSE MKT. There can be no assurance, however, that the NYSE MKT will grant our application to list the additional ADSs sold in this offering. Application will be made to the ASX for quotation of the ordinary shares. The closing price of the ADSs on April 8, 2016 was $0.88, and the closing price of the ordinary shares was A$0.01.

As of April 11, 2016, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $11.8 million, based on 2,837,834,301 ordinary shares outstanding (including ordinary shares represented by ADSs), of which approximately 2,596,235,933 ordinary shares (including ordinary shares represented by ADSs) are held by non-affiliates, based on the closing sale price of the ADSs on the NYSE MKT on April 11, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our ordinary shares or other securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.  Other than the securities being offered under this prospectus supplement, we have not sold any of our ordinary shares or other securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Euro Pacific Capital, Inc. has agreed to act as our placement agent in placing the ordinary shares offered under this prospectus supplement. The placement agent will be paid compensation as described below under "Plan of Distribution." The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus and is only required to use its best efforts to sell the ordinary shares offered.

Investing in these securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Per ADS	Total

Offering price	$0.0037	$0.74	$1,398,675
Placement agent’s fees	$0.00003	$0.0052	$83,921
Proceeds, after placement agent’s fees (not including expenses), to us	$0.00367	$0.7346	$1,314,754

Euro Pacific Capital, Inc.

The date of this prospectus supplement is April 12, 2016

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into that prospectus. The second part is the accompanying base prospectus, which provides more general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any information that is different, you should not rely on it.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates, or that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date on which that document was filed with the Securities and Exchange Commission, or SEC.

We will also file a copy of this prospectus supplement with the ASX.

As used in this prospectus supplement, “Samson,” “we,” “our,” “Company” and “us” refer to Samson Oil & Gas Limited and its subsidiaries, unless stated otherwise or the context requires otherwise.

Currency and Exchange Rate

References in this prospectus supplement to “$” are to United States dollars. Australian dollars are indicated and “A$”.

The rate of exchange on April 8, 2016 as reported by the Reserve Bank of Australia for the conversion of Australian dollars into United States dollars was A$1.00 equals $0.7535, and the conversion of United States dollars into Australian dollars was $1.00 equals A$1.3271.

Notice to Non-U.S. Investors in Other Jurisdictions

The distribution of this prospectus supplement may be restricted by law in certain jurisdictions. Any failure to comply with applicable restrictions may constitute a violation of the securities laws of such jurisdictions. This prospectus supplement does not constitute an offer of our ordinary shares or the ADSs in any jurisdiction in which such offer or invitation would be unlawful. We do not accept any responsibility for violations of local restrictions by any person, whether or not a prospective participant in the offering.

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission, and does not, and does not purport to, include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities in Australia without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) each offeree will be sent a notice stating in substance that by accepting this offer, the offeree represents and acknowledges that (A) the offeree is such a person as set forth in clause (i) above; (B) the offeree is not acquiring the securities for the purpose of selling or transferring them, or granting, issuing or transferring interests in, or options or warrants over, them within the period of 12 months commencing on the date of issue of the securities; and (C) we are not issuing the securities for the purpose of enabling the offeree to sell or transfer or grant, issue or transfer interests in, or options or warrants over, them within that period.

FORWARD-LOOKING STATEMENTS

Written forward–looking statements may appear in documents filed with the Securities and Exchange Commission (“SEC”), including this prospectus supplement, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward–looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Samson relies on this safe harbor in making forward–looking statements.

Forward–looking statements appear in a number of places in this prospectus supplement and include but are not limited to management’s comments regarding business strategy, exploration and development drilling prospects and activities at our oil and gas properties, oil and gas pipeline availability and capacity, natural gas and oil reserves and production, meeting our capital raising targets and following any use of proceeds plans, our ability to and methods by which we may raise additional capital, production and future operating results.

In this prospectus supplement, the use of words such as “anticipate,” “continue,” “estimate,” “expect,” “likely,” “may,” “will,” “project,” “should,” “believe” and similar expressions are intended to identify uncertainties. While we believe that the expectations reflected in those forward–looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements. The differences between actual results and those predicted by the forward-looking statements could be material. Forward-looking statements are based upon our expectations relating to, among other things:

•	oil and natural gas prices and demand;

•	our future financial position, including cash flow, debt levels and anticipated liquidity;

•	the timing, effects and success of our exploration and development activities, and acquisitions and dispositions;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	timing, amount, and marketability of production;

•	third party operational curtailment, processing plant or pipeline capacity constraints beyond our control;

•	our ability to find, acquire, market, develop and produce new properties;

•	declines in the values of our properties that may result in write-downs;

•	effectiveness of management strategies and decisions;

•	the strength and financial resources of our competitors;

•	our entrance into transactions in commodity derivative instruments;

•	climatic conditions;

•	the receipt of governmental permits and other approvals relating to our operations;

•	unanticipated recovery or production problems, including cratering, explosions, fires; and

•	uncontrollable flows of oil, gas or well fluids.

Many of these factors are beyond our ability to control or predict. Neither these factors nor those included in the “Risk Factors” section of this prospectus supplement represent a complete list of the factors that may affect us.  We do not undertake to update our forward–looking statements.

SUMMARY

The following summary provides an overview of certain information about Samson and this offering, and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement including “Risk Factors” and the documents we incorporate by reference. You should carefully read this entire prospectus supplement and the documents that we incorporate by reference before making a decision about whether to invest in our securities.

Samson Oil & Gas Limited

Our principal business is the exploration and development of oil and natural gas properties in the United States. Currently, we own working interests in several oil and gas properties, three of which are producing and may be considered material to us (North Stockyard in North Dakota, Rainbow in North Dakota and State GC in New Mexico). In each of our three material producing properties, we have entered into operating agreements with third parties under which the oil and gas are produced and sold. We also have working interests in three exploration properties: 25% to 100% in our Hawk Springs Project in Wyoming, 25% in our South Prairie Project in North Dakota, and 60%-100% in our Roosevelt project in Roosevelt County, Montana. Given the unsatisfactory exploration results in our third exploration property – the Roosevelt project in Roosevelt County, Montana – we have decided to discontinue any further activity in this area and are starting to let our leases lapse through non-payment of delay rentals. We operate in one reportable segment: the exploration for, and the development and production of, oil and natural gas in the United States.

Why We Are Conducting this Offering

We are conducting the offering in order to raise additional equity capital, to improve and strengthen our financial position and to increase our financial flexibility. We plan to use all or a portion of the proceeds from the offering to fund the initial workover program for certain of the assets that we acquired on March 31, 2016. The acquisition of these assets (the “Foreman Butte Acquisition”) is described in a Form 8-K filed on April 6, 2016 and a Form 8-K filed on January 7, 2016. To the extent additional proceeds are available, we plan to use them for general corporate and working capital purposes.

In authorizing the offering, our board of directors considered:

•	current and prospective economic and financial market conditions;
•	our future needs for additional capital, liquidity and financial flexibility;
•	financing alternatives for our initial workover program;
•	historical and current trading prices for our ordinary shares;
•	the size and timing of the offering;
•	the dilution to our current stockholders; and
•	the fact that the offering could potentially increase the public float for our ordinary shares.

Company Information

We are a company limited by shares, incorporated on June 22, 1983 under the laws of Australia. Our registered office is located at Level 16, AMP Building, 140 St Georges Terrace, Perth, Western Australia 6000 and our telephone number at that office is 618-9220-9830. Our principal office in the United States is located at 1331 17th Street, Suite 710, Denver, Colorado 80202, and our telephone number at that office is 303-295-0344. Our website is http://www.samsonoilandgas.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus.

We were initially listed on the Australian Stock Exchange on April 17, 1980 using the name “Samson Exploration NL”. On January 12, 2005, we changed our name to Samson Oil and Gas NL. On February 10, 2006, we changed our name again to Samson Oil & Gas Limited.

On January 7, 2008, we began trading ADSs on the American Stock Exchange. Our initial registration statement on Form 20-F was declared effective by the SEC on January 4, 2008.

SUMMARY DESCRIPTION OF THE OFFERING

You should carefully read this prospectus supplement and all of the information incorporated by reference herein.

Issuer	Samson Oil & Gas Limited.

Offering Price Ordinary Shares Offered by Us in this Offering	The offering price is $0.0037 per ordinary share, or $0.74 per ADS. Up to 378,020,400 ordinary shares (which may be represented by 1,890,102 ADSs)

Ordinary Shares Outstanding Before this Offering	2,837,834,301 ordinary shares

Ordinary Shares Outstanding After this Offering	Up to 3,215,854,701 ordinary shares

Issuance of ADSs

Unless contrary written instructions are received from an individual purchaser, all ordinary shares purchased in this offering shall be delivered on the Closing Date to the Depositary for issuance of ADSs, and the purchasers will execute all documents required by the Depositary for that issuance. We will pay the Depositary’s ADS issuance fee of $0.02 per ADS.

The Depositary is expected to deliver ADSs to purchasers through The Depository Trust Company no later than three business days after the Closing Date. Upon receipt of ADSs by the purchasers (or ordinary shares if a purchaser so elects), the account agent will release the purchasers’ funds to the Company.  No fractional ADS will be issued upon deposit of ordinary shares for issuance of ADSs.

Closing Date	On or about April 13, 2016.

Use of Proceeds	We estimate that the proceeds of the offering will be approximately $1,234,754 after deducting estimated placement agent’s fees and our expenses relating to the offering. We plan to use all or a portion of the proceeds from the offering to fund the initial workover program for certain of the assets that we acquired in the Foreman Butte Acquisition. To the extent additional proceeds are available, we plan to use them for general corporate and working capital purposes. See “Use of Proceeds.”

Risk Factors	Investing in the securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus for a discussion of certain risk factors that you should consider before investing in these securities.

Listing	We will apply to have the ADSs listed on the NYSE MKT. The ordinary shares will be quoted on the ASX.

The number of ordinary shares to be outstanding after this offering is based on 2,837,834,301 shares outstanding as of April 11, 2016.

RISK FACTORS

An investment in these securities involves significant risk. You should consider carefully the risks and uncertainties described below together with all other information in our filings with the SEC that are contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors included in our Form 10-K for the fiscal year ended June 30, 2015 and any subsequently filed reports, before you decide to invest in these securities. The risk factors set forth below, in addition to all such other information that is contained or incorporated by reference in this prospectus supplement and the accompanying prospectus supersede the risk factors contained in our prior filings with the SEC. Prospective investors should review all of these risk factors before making an investment decision. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. Additional risks and uncertainties of which we are unaware or that we currently believe are immaterial could also materially adversely affect our business, financial condition or results of operations. In any case, the trading price of our common stock could decline, and you could lose all or part of your investment. See also “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related To Our Business, Operations and Industry

Inadequate liquidity could materially and adversely affect our business operations.

We have significant outstanding indebtedness under our credit facility with our primary lender. As of December 31, 2015, we had drawn $19 million of the $19 million borrowing base under our credit facility. Effective upon the closing of the Foreman Butte Acquisition, our primary lender agreed to amend our credit facility to increase our borrowing based to $30.5 million. We used all of the additional $11.5 million of the increased borrowing base to finance the Foreman Butte Acquisition, and we are currently unable to borrow additional amounts under the credit facility. The amendment to our credit facility also requires us to comply with additional restrictions, which are described below.

In addition to amounts outstanding under our credit facility, the seller in the Foreman Butte Acquisition financed an additional $4 million of the purchase price through a secured promissory note issued at closing. The Note has a 12-month term and bears interest at 10%. The Note is secured by a second-lien mortgage and security interest in substantially all of the acquired assets.

Our ability to pay interest and principal on our indebtedness and to satisfy our other obligations will depend upon our future operating performance and financial condition as well as our ability to refinance our current indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control.  We cannot assure you that our business will generate sufficient cash flows from operations, or that future borrowings will be available to us under our credit facility or otherwise, in an amount sufficient to fund our liquidity needs. In the absence of adequate cash from operations and other available capital resources, we could face substantial liquidity problems, and we might be required to seek additional debt or equity financing or to dispose of material assets or operations to meet our debt service and other obligations.  We cannot assure you that we would be able to raise capital through debt or equity financings on terms acceptable to us or at all, or that we could consummate dispositions of assets or operations for fair market value, in a timely manner or at all.  Furthermore, any proceeds that we could realize from any financings or dispositions may not be adequate to meet our debt service or other obligations then due.

Recent amendments to our credit agreement with our primary lender impose additional restrictions on our ability to operate our business and require us to meet additional financial and operational requirements.

As a condition to providing financing for our Foreman Butte Acquisition, our primary lender required us to amend our credit agreement to include materially more restrictive terms. These new terms include: (1) more restrictive financial covenants (including the debt-to-EBITDA ratio and minimum liquidity requirements); (2) increases in the interest rate and unused facility fees; (3) a minimum hedging requirement of 75% of our forecasted production; (4) reducing annual G&A expenses from $6 million to $3 million; (5) raising an additional $5 million in equity on or before September 30, 2016; (6) paying down at least $10 million of the credit facility by June 30, 2016; and (7) a monthly cash flow sweep of 50% of our cash operating income. These amendments could make it materially more difficult to operate our business, and there can be no assurance that we will be able to remain in compliance with these covenants, particularly in the current oil price environment.

Our Foreman Butte Acquisition is subject to uncertainties, such as our ability to evaluate recoverable reserves and potential liabilities associated with the assets being acquired, and our ability to successfully integrate such assets with our current business.

The success of the Foreman Butte Acquisition depends upon our ability to assess a number of factors, many of which are beyond our control. These factors include recoverable reserves, development potential, future commodity prices, operating costs, title issues and potential environmental and other liabilities. Our assessment of such factors is based on production reports, engineering studies, geophysical and geological analyses and seismic and other information, the results of which are inexact and inherently uncertain. Though the assessments we conducted were generally consistent with industry practices, we may not have fully assessed all of the deficiencies and capabilities of the acquired properties. The success of the Foreman Butte Acquisition also depends on our ability to integrate the assets being acquired with our current business and to operate such assets for a profit. If we are not successful in achieving these objectives, the anticipated economic, operational and other benefits and synergies of the Foreman Butte Acquisition may not be realized fully or at all, which could result in substantial costs and delays or other operational, technical or financial problems. In addition, the actual integration may result in additional and unforeseen expenses, which could reduce or eliminate the anticipated benefits of the acquisition.

A substantial number of the wells acquired in the Foreman Butte Acquisition are not currently producing or are shut-in.

Approximately 65 wells that we acquired in the Foreman Butte Acquisition are not currently producing or are shut-in. If we are unable to return these wells to production within 12 months, the North Dakota Industrial Commission (“NDIC”) may require us to permanently plug and abandon them. In addition, certain of the acquired wells were previously subject to a gas gathering agreement with ONEOK Rockies Midstream, LLC that was terminated on February 29, 2016. The seller in the Foreman Butte Acquisition entered into a thirty-day temporary agreement that expired on March 31, 2016, and we are in the process of negotiating a new long term gas gathering agreement for these wells. If we are unable to successfully negotiate a new gas gathering agreement or obtain an extension of the temporary gas gathering agreement, we will be forced to flare gas produced from certain of the acquired wells, which, in turn, may require us to shut-in part or all of these wells in order to comply with applicable NDIC anti-flaring regulations.

Risks Related to The Offering and The Securities

Failure to maintain compliance with NYSE MKT continued listing requirements may result in the delisting of the ADSs, which could make it more difficult for us to raise capital.

In March 2016, we received notification from the NYSE MKT that we were not in compliance with certain continued listing standards relating to our stockholders’ equity as of December 31, 2015. We are required to submit a compliance plan to the NYSE MKT for review by April 13, 2016. If we fail to submit a plan by the deadline, if our plan is not accepted, or if we fail to maintain compliance with the plan, the ADSs may be suspended from trading on or delisted from the NYSE MKT. Although we intend to submit a compliance plan by the deadline, there is no assurance that our plan will be accepted or that we will be able to maintain compliance with the stockholders equity and other listing standards throughout the compliance period and thereafter. The delisting of the ADSs from the NYSE MKT could materially impair ADS holders’ ability to buy and sell ADSs and could have an adverse effect on the market price of the ADSs and our ordinary shares. In addition, the delisting of the ADSs could significantly impair our ability to raise capital.

The prices of our ordinary shares and the ADSs have been and will likely continue to be volatile.

The trading prices of our ordinary shares on the ASX and of ADSs on the NYSE MKT have been, and likely will continue to be, volatile.  Other natural resource companies have experienced similar volatility for their shares, leading us to expect that the results of exploration activities, the price of oil and natural gas, future operating results, market conditions for natural resource shares in general, and other factors beyond our control, could have a significant, adverse or positive impact on the market price of our ordinary shares and the ADSs. We also believe that this volatility creates opportunities for arbitrage trading between the ASX and NYSE MKT markets.  While we recognize that arbitrage trading is an appropriate market mechanism to eliminate the differences between different trading markets resulting from the combination of volatile stock prices and inter-market inefficiencies, some of our shareholders may not be in a position to take advantage of the potential profits available to arbitrageurs in such cases.

Currency fluctuations may adversely affect the price of the ADSs relative to the price of our ordinary shares.

The price of our ordinary shares is quoted in Australian dollars, and the price of the ADSs is quoted in U.S. dollars.  Movements in the Australian dollar/U.S. dollar exchange rate may adversely affect the U.S. dollar price of the ADSs and the U.S. dollar equivalent of the price of our ordinary shares. During the year ended June 30, 2015, the Australian dollar, as a general trend, lost value against the U.S. dollar, though the exchange rate remains volatile.  As the Australian dollar weakens against the U.S. dollar, the U.S. dollar price of ADSs could decline correspondingly, even if the price of our ordinary shares in Australian dollars increases or remains unchanged. In the unlikely event that dividends are payable, we will likely calculate and pay any cash dividends in Australian dollars and, as a result, exchange rate movements will affect the U.S. dollar amount of any dividends holders of the ADSs will receive from the Depositary. While we would ordinarily expect such variances to be adjusted by inter-market arbitrage activity that accounts for the differences in currency values, there can be no assurance that such activity will in fact be an efficient offset to this risk.

We may issue shares of blank check preferred stock in the future that may adversely impact rights of holders of our ordinary shares and the ADSs.

Our corporate constitution authorizes us to issue an unlimited amount of “blank check” preferred stock.  Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval.  As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our ordinary shares, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the ordinary shares.  To the extent that we do issue such additional shares of preferred stock, the rights of ordinary share and ADS holders could be impaired thereby, including, without limitation, dilution of their ownership interests in us.  In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in the interest of holders of ordinary shares or ADSs.

We report as a U.S. domestic issuer, which means increased compliance costs notwithstanding continued eligibility for certain NYSE MKT rule waivers.

On July 1, 2011, we commenced reporting as a U.S. domestic issuer instead of as a “foreign private issuer” as we had in prior years. Accordingly, we are now required to comply with the reporting and other requirements imposed by U.S. securities laws on U.S. domestic issuers, which are more extensive than those applicable to foreign private issuers. We are also required to prepare financial statements in accordance with U.S. GAAP in addition to our financial statements prepared in accordance with IFRS pursuant to ASX requirements. Generating two separate sets of financial statements is a substantial burden that imposes significant administrative and accounting costs on us. As a result of becoming a U.S. domestic issuer, the legal, accounting, regulatory and compliance costs to us under U.S. securities laws are significantly higher than those that were incurred by us as a foreign private issuer.

Even though Samson is now a “domestic issuer” for SEC reporting requirements, we remain a “foreign based entity” for purposes of Section 110 of the NYSE MKT Company Guide. This permits us to apply to the NYSE MKT to have certain of its listing criteria relaxed and receive exemptions from rules applicable to corporations incorporated in the United States. We currently are relying on one Section 110 exemption received in connection with our stock option plan, and is described in more detail in “Item 6—Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Market Information.” While we have no current plans to seek additional Section 110 relief from NYSE MKT, there can be no assurance that we will not do so in the future.

We do not expect to pay dividends in the foreseeable future. As a result, holders of our ordinary shares and the ADSs must rely on appreciation for any return on their investment.

We do not anticipate paying cash dividends on our ordinary shares in the foreseeable future. Accordingly, holders of our ordinary shares and the ADSs will have to rely on capital appreciation, if any, to earn a return on their investment in our ordinary shares.

The trading prices of the ADSs may be adversely affected by short selling.

“Short selling” is the sale of a security that the seller does not own, including a sale that is completed by the seller’s delivery of a “borrowed” security (i.e. the short seller’s promise to deliver the security).   Short sellers make a short sale because they believe that they will be able to buy the stock at a lower price than their sales price. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of the ADSs.  The price decline could be exacerbated if sufficient “naked short selling” occurs, which is the practice by which short sellers place short sell orders for shares without first borrowing the shares to be sold, or without having first adequately located such shares and arranged for a firm contract to borrow such shares prior to the delivery date set to close the sale.  The result is an artificial deluge into the market of shares for sale – shares that the seller does not own and has not even borrowed.  Although there are regulations in the United States designed to address abusive short selling, the regulations may not be adequately structured or enforced.

We may be a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes.  If we are or we become a PFIC, it could have adverse tax consequences to holders of our ordinary shares or the ADSs.

Potential investors in our ordinary shares or the ADSs should consider the risk that we could be now, or could in the future become, a PFIC for U.S. federal income tax purposes. We do not believe that we were a PFIC for the taxable year ended June 30, 2015, and do not expect to be a PFIC in the foreseeable future. However, the tests for determining PFIC status depend upon a number of factors, some of which are beyond our control and subject to uncertainties, and accordingly, we cannot be certain of our PFIC status for the current, or any other, taxable year. We do not undertake an obligation to determine our PFIC status, or to advise investors in our securities as to our PFIC status, for any taxable year.

If we were to be a PFIC for any year, holders of our ordinary shares or the ADSs who are U.S. persons for U.S. federal income tax purposes (“U.S. holders”) whose holding period for such ordinary shares or ADSs includes part of a year in which we are a PFIC generally will be subject to a special, highly adverse, tax regime imposed on “excess distributions” made by us.  This regime will continue to apply irrespective of whether we are still a PFIC in the year an “excess distribution” is made or received. “Excess distributions” for this purpose would include certain distributions received on our ordinary shares or ADSs.  In addition, gains by a U.S. holder on a sale or other transfer of our ordinary shares or ADSs (including certain transfers that would otherwise be tax-free) would be treated in the same manner as excess distributions.  Under the PFIC rules, excess distributions (including gains treated as excess distributions) would be allocated ratably to each day in the U.S. holder’s holding period of the ordinary shares or ADSs with respect to which the excess distribution is made or received. The portion of any excess distributions allocated to the current year or prior years before the first day of the first taxable year beginning after December 31, 1986 in which we became a PFIC would be includible by the U.S. holder as ordinary income in the current year. The portion of any excess distributions allocated to prior taxable years in which we were a PFIC would be taxed to such U.S. holder at the highest marginal rate applicable to ordinary income for each such year (regardless of the U.S. holder’s actual marginal rate for that year and without reduction by any losses or loss carryforwards), and any such tax owing would be subject to interest charges.  In addition, dividends received from us will not be “qualified dividend income” if we are a PFIC in the year of payment, or were a PFIC in the year preceding the year of payment, and will be subject to taxation at ordinary income rates.

In certain cases, U.S. holders may make elections to mitigate the adverse tax rules that apply to PFICs (the “mark-to-market” and “qualified electing fund” or “QEF” elections), but these elections may also accelerate the recognition of taxable income and could result in the recognition of ordinary income.  We have never received a request from a holder of our ordinary shares or ADSs for the annual information required to make a QEF election, and we have not decided whether we would provide such information if such a request were to be received.  Additional adverse tax rules would apply to U.S. holders for any year in which we are a PFIC and own or dispose of shares in another corporation that is itself a PFIC. Special adverse rules that impact certain estate planning goals could apply to our ordinary shares or the ADSs if we are a PFIC.

The market price of our ordinary shares and the ADSs could be adversely affected by sales of substantial amounts of shares in the public markets or the issuance of additional shares in the future, including in connection with acquisitions.

Sales of a substantial number of our ordinary shares in the public market, either directly or indirectly as the sale of ADSs, or the perception that such sales may occur, could cause the market price of our ordinary shares (and the ADSs) to decline. In addition, the sale of these shares in the public market, or the possibility of such sales, could impair our ability to raise capital through the sale of additional shares or other securities. As of April 11, 2016, we had warrants outstanding which may be exercised by warrant holders for 320,615,486 ordinary shares. The exercise prices of the warrants and options are between A$0.033 and A$0.039 per share, and the warrants and options expire between March 2017 and April 2018. The exercise of such warrants could have similarly adverse consequences on the trading prices for our shares.

For further details on our outstanding options and warrants, see “Note 10 – Share-Based Payments” in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on September 15, 2015, as amended on September 16, 2015.

In addition, in the future, we may issue ordinary shares or ADSs including in connection with acquisitions of assets or businesses. If we use our shares for this purpose, the issuances could have a dilutive effect on the market value of our ordinary shares, depending on market conditions at the time of an acquisition, the price we pay, the value of the business or assets acquired, our success in exploiting the properties or integrating the businesses we acquire and other factors.

ADS holders are not shareholders and do not have shareholder rights.

The Depositary delivers ADSs on our behalf. ADS holders are not required to be treated as shareholders and do not have the rights of shareholders. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of ADSs have ADS holder rights. A deposit agreement among us, the depositary and ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

ADS holders do not have the right to receive notices of general meetings or to attend and vote at our general meetings of shareholders. Our practice is to give ADS holders notices of general meetings, but we are not obligated to continue to do so.  ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs. Although our practice is to have the depositary ask for the instructions of ADS holders, we are not obligated to do so.  ADS holders can also exercise their right to vote the ordinary shares underlying their ADSs by withdrawing the ordinary shares; however, it is possible that ADS holders would not know about the meeting enough in advance to withdraw the ordinary shares.

When we do ask the depositary to seek ADS holders’ instructions, the depositary notifies ADS holders of the upcoming vote and arranges to deliver our voting materials and form of notice to them. The depositary then tries, as far as practicable, subject to Australian law and the provisions of the deposit agreement, to vote the ordinary shares as ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot assure ADS holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights.

Similarly, while ADS holders would generally receive the same dividends or other distributions as holders of our ordinary shares, their rights are not identical. Dividends and other distributions payable with respect to our ordinary shares generally will be paid directly to those holders.  By contrast, any dividends or distributions payable with respect to ordinary shares that are held as ADSs will be paid to the depositary, which has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. In addition, while it is unlikely there may be circumstances in which the depositary may not pay to ADS holders the same amounts distributed by us as a dividend or distribution, such as when it is unlawful or impractical to do so. See the next risk factor below.

There are circumstances where it may be unlawful or impractical to make distributions to the holders of ADSs.

The Depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent.

In the case of a cash dividend, the Depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.  In the unlikely event that it is not possible to convert a cash dividend or distribution into U.S. dollars, then the deposit agreement with the Depositary allows the Depositary to distribute foreign currency only to those ADS holders to whom it is possible to do so.  There is also a risk that, if a distribution is payable by us in Australian dollars, the Depositary may hold some or all of the foreign currency for a short period of time rather than immediately converting it for the account of the ADS holders.   Because the Depositary will not invest the foreign currency, will not be liable for any interest on the unpaid distribution or for any fluctuation in the exchange rates during a time when the Depositary has not converted the foreign currency, ADS holders could lose some of the value of the distribution.

The Depositary may determine that it is unlawful or impractical to convert foreign currency to U.S. dollars or to make a distribution to ADS holders that is made to the holders of ordinary shares. This means that, under rare circumstances, ADS holders may not receive the same distributions we make to the holders of our ordinary shares or receive the same value for their ADSs if it is illegal or impractical for us to or the depositary to do so.

There may be difficulty in effecting service of legal process and enforcing judgments against us and our directors and management.

We are a public company limited by shares, registered and operating under the Australian Corporations Act 2001. Two of our four directors and one of our named executive officers reside outside the United States. Substantially all of the assets of those persons are located outside the U.S. As a result, it may not be possible to effect service on such persons in the U.S. or to enforce, in foreign courts, judgments against such persons obtained in U.S. courts and predicated on the civil liability provisions of the federal securities laws of the U.S. There is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon federal or state securities laws of the U.S., especially in the case of enforcement of judgments of U.S. courts where the defendant has not been properly served in Australia.

USE OF PROCEEDS

We estimate that the proceeds of the offering will be approximately $1,234,754 after deducting estimated placement agent’s fees and our expenses relating to the offering. We plan to use all or a portion of the proceeds from the offering to fund the initial workover program for certain of the assets that we acquired in the Foreman Butte Acquisition. To the extent additional proceeds are available, we plan to use them for general corporate and working capital purposes.

The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement.

THE OFFERING

We are offering directly to selected investors up to 378,020,400 ordinary shares which may be represented by American Depositary Shares, or ADSs. The offering price is $0.0037 per ordinary share, or $0.74 per ADS. Unless contrary written instructions are received from an individual purchaser, all ordinary shares purchased in this offering shall be delivered on the Closing Date to the Depositary for issuance of ADSs. Purchasers in this offering will be required to execute all documents required by the Depositary in order to receive ADSs. We will pay the Depositary’s ADS issuance fee of $0.02 per ADS.

Determination of the Offering Price

The subscription price for the ADSs was set by our board of directors on April 11, 2016. Our board of directors considered a number of factors in establishing this price, including the historic and then current market price of the ordinary shares as represented by ADSs, our business prospects, our recent and anticipated operating results, general conditions in the securities markets, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of ADSs and the level of risk to our investors.

No Recommendation

Each investor’s decision to participate in this offering must be made according to such investor’s evaluation of its own best interests and after considering all of the information in this prospectus supplement and the accompanying prospectus, including (1) the risk factors under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus, and (2) all of the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Description of Ordinary Shares and ADSs

Please see the section “Description of our Capital Stock” on page 4 of the accompanying base prospectus.

Listing

We expect that the ADSs sold in this offering will be traded on the NYSE MKT. There can be no assurance, however, that the NYSE MKT will grant our application to list the additional ADSs sold in this offering. Application will be made to the ASX for quotation of the ordinary shares.

PLAN OF DISTRIBUTION

On February 22, 2016, we entered into an engagement agreement with our placement agent, Euro Pacific Capital Inc. Pursuant to the engagement agreement, we agreed to pay the placement agent a fee equal to 6% of the gross proceeds received by us in connection with the sale of our ordinary shares in this offering. We also agreed to pay up to $20,000 of the placement agent’s reasonable expenses.

The placement agent is not purchasing or selling any ordinary shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the ordinary shares, but the placement agent has agreed to use its best efforts to arrange for the sale of all of the ordinary shares offered hereby. Therefore, we will enter into subscription agreements directly with investors in connection with this offering and we may not sell the entire amount of ordinary shares offered pursuant to this prospectus supplement.

In connection with the sale of our ordinary shares we are offering by this prospectus supplement, the placement agent on our behalf will be acting on a best efforts basis for the period of its appointment. The engagement agreement contains customary representations, warranties, and covenants by our company, and also provides for customary indemnification by our company in favor of the placement agent for losses or damages arising out of or in connection with this offering. We have also agreed to indemnify the placement agent against liabilities under the Securities Act and to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The placement agent proposes to arrange for the sale to one or more purchasers of the ordinary shares offered pursuant to this prospectus supplement through the subscription agreements between the purchasers and us. We negotiated the price for the shares offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our ordinary shares and the ADSs, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, our prospects for future revenues, and the other factors described in this prospectus supplement under the heading “Why We Are Conducting this Offering.”

We currently anticipate that the sale of our ordinary shares will be completed on or about April 13, 2016 (the “Closing Date”). Unless contrary written instructions are received from an individual purchaser, all ordinary shares purchased in this offering shall be delivered on the Closing Date to the Depositary, and the purchasers in this offering will be required to execute all documents required by the Depositary. We will pay the Depositary’s ADS issuance fee of $0.02 per ADS. The Depositary is expected to deliver ADSs to investors in this offering through The Depository Trust Company no later than three business days after the Closing Date. Upon receipt of ADSs by the purchasers (or ordinary shares if a purchaser so elects), the account agent will release the purchasers’ funds to the Company. No fractional ADS will be issued upon deposit of ordinary shares.

We currently anticipate that the sale of up to 378,020,400 ordinary shares will be completed on the Closing Date. We estimate the total expenses of this offering that will be payable by us, excluding the placement agency fees, will be approximately $80,000, which include legal and printing costs, the ADS issuance fees, various other fees, and reimbursement of the placement agent’s expenses.

From time to time in the ordinary course of its business, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which they have or may in the future receive customary fees and expenses.

The foregoing does not purport to be a complete statement of the terms and conditions of the engagement and subscription agreements. Copies of the engagement agreement and the form of subscription agreement will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our ordinary shares or the ADSs but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary applies only to persons who acquire our ordinary shares or ADSs in this offering.

This summary is based on U.S. tax laws including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, rulings, judicial decisions, administrative pronouncements, and the U.S.-Australia income tax treaty, as amended (the “Treaty”), all as of the date of this prospectus supplement, and all of which are subject to change or changes in interpretation, possibly with retroactive effect. In addition, this summary is based in part upon the assumption that each obligation in the deposit agreement relating to the ADSs and any related agreement will be performed in accordance with its terms.

This summary is limited to U.S. Holders (as defined below) that hold ordinary shares or ADSs as capital assets within the meaning of Section 1221 of the Code (i.e., generally, as property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may apply to holders that are subject to special tax rules, including: persons that are not U.S. Holders (as defined below); certain U.S. expatriates; insurance companies; tax-exempt entities; banks and other financial institutions; persons subject to the alternative minimum tax; regulated investment companies; securities broker-dealers or dealers; traders in securities who elect to apply a mark-to-market method of accounting; persons that own (directly, indirectly or by attribution) 10 percent or more of our outstanding share capital or voting stock; partnerships or other pass-through entities or a person who is an investor in such an entity; persons holding ordinary shares or ADSs as part of a straddle, hedging, constructive sale, synthetic security, integrated or conversion transaction; persons who acquire ordinary shares or ADSs pursuant to the exercise of employee stock options or otherwise as compensation; and, persons whose functional currency is not the U.S. dollar. Such holders may be subject to U.S. federal income tax consequences different from those set forth below. This summary assumes that we are not and will not become a controlled foreign corporation for purposes of the Code and, except as otherwise indicated, that we are not and will not become a passive foreign investment company.

We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

Any holder of ordinary shares or ADSs that is not a U.S. Holder (as defined below) should consult with their own tax advisors with regard to the U.S. federal, state, and local tax consequences of the purchase, ownership, and disposition of ordinary shares or ADSs.

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a holder in light of the holder’s particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income, foreign income, estate, gift, generation-skipping or other tax consequences or (except as specifically addressed herein) the effect of any tax treaty.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares or ADSs, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners are urged to consult their own tax advisors regarding the specific tax consequences of the ownership and disposition of ordinary shares or ADSs.

WE URGE ALL PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF ORDINARY SHARES OR ADSs.

General

For U.S. federal income tax purposes, a U.S. holder of ADSs generally will be treated as owning the underlying shares represented by those ADSs. Therefore, deposits or withdrawals by a U.S. holder of shares for ADSs or of ADSs for shares will not be subject to U.S. federal income tax. This summary (except where otherwise expressly noted) applies equally to holders of ordinary shares and holders of ADSs.

Definition of U.S. Holder

As used herein, the term “U.S. Holder” means a beneficial owner of ordinary shares, ADSs, units or warrants that is (a) an individual citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust, if (i) a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) a valid election is in effect under applicable Treasury Regulations to treat such trust as a United States person.

Taxation of Dividends

We do not anticipate paying dividends in the foreseeable future. However, subject to the discussion regarding “Passive Foreign Investment Company Considerations” below, the gross amount of any distribution (including the amount of any Australian withholding tax thereon) paid to a U.S. Holder by us with respect to ordinary shares or ADSs generally will be taxable as dividend income to the U.S. Holder for U.S. federal income tax purposes on the date the distribution is actually or constructively received by the U.S. Holder or, in the case of ADSs, by the Depositary, to the extent the distribution is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs with respect to which such distribution is made, and any remaining excess will be treated as capital gain from a sale or exchange of ordinary shares or ADSs, subject to the tax treatment described below in “Sale, Exchange or Other Disposition of Ordinary Shares or ADSs.”

Corporate U.S. Holders will not be eligible for the dividends received deduction in respect of dividends paid by us. For foreign tax credit limitation purposes at least a portion of the dividends paid by us generally would be U.S. source income if, and to the extent that, more than a de minimis amount of our earnings and profits out of which the dividends are paid is from sources within the United States. The remaining portion of the dividends paid by us will be income from sources outside the United States. The amount of any distribution paid in foreign currency (including the amount of any Australian withholding tax thereon) generally will be includible in the gross income of a U.S. Holder of ordinary shares or ADSs in an amount equal to the U.S. dollar value of the foreign currency, calculated by reference to the spot rate in effect on the date of receipt by the U.S. Holder, or, the case of ADSs, by the Depositary, regardless of whether the foreign currency is converted into U.S. dollars on such date. The amount of any distribution paid in a foreign currency generally will be converted into U.S. dollars by the Depositary upon its receipt. Accordingly, a U.S. Holder of ADSs generally will not be required to recognize foreign currency gain or loss in respect of the distribution. Special rules govern and specific elections are available to accrual method taxpayers to determine the U.S. dollar amount includible in income in the case of taxes withheld in a foreign currency. Accrual basis taxpayers are therefore urged to consult their own tax advisors regarding the requirements and elections applicable in this regard.

Subject to certain limitations, Australian withholding taxes will be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividend income generally will constitute “passive category” income, or in the case of certain U.S. Holders, “general category” income. The use of foreign tax credits is subject to complex conditions and limitations. In lieu of a credit, a U.S. Holder who itemizes deductions may elect to deduct all of such U.S. Holder’s foreign taxes in the taxable year. A deduction does not reduce U.S. tax on a dollar-for-dollar basis like a tax credit, but the deduction for foreign taxes is not subject to the same limitations applicable to foreign tax credits. U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits.

The “qualified dividend income” of certain non-corporate U.S. Holders (including individuals) is subject to tax at the same maximum U.S federal income tax rate applicable to long-term capital gains. For this purpose, qualified dividend income generally includes dividends paid by a non-U.S. corporation if, among other things, the U.S. Holder meets certain minimum holding period and other requirements and the non-U.S. corporation is not a passive foreign investment company and satisfies certain requirements, including that either (i) the ordinary shares or ADSs with respect to which the dividend has been paid are readily tradable on an established securities market in the United States, or (ii) the non-U.S. corporation is eligible for the benefits of a comprehensive U.S. income tax treaty (such as the Treaty) that provides for the exchange of information. Dividends may be subject to the surtax on unearned income, as discussed below under “Surtax on Unearned Income.” Dividends not eligible to be taxed at the same maximum U.S federal income tax rate applicable to long-term capital gains will generally be taxed at the same rates applicable to ordinary income and short-term capital gains.

Sale, Exchange or Other Disposition of Ordinary Shares or ADSs

In general, upon a taxable sale, exchange or other disposition of ordinary shares or ADSs, and subject to the rules for passive foreign investment companies discussed in “Passive Foreign Investment Company Considerations” below, a U.S. Holder will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized on the disposition and the U.S. Holder’s tax basis, determined in U.S. dollars, in the ordinary shares or ADSs. Such gain or loss will be treated as long-term capital gain or loss if the Holder’s holding period in the ordinary shares or ADSs exceeds one year at the time of disposition, and will otherwise be short-term gain or loss. Such gain or loss generally will be U.S. source gain or loss. The deductibility of capital losses is subject to significant limitations. Capital gains may be subject to the surtax on unearned income, as discussed below under “Surtax on Unearned Income.”

Tax Rates Applicable to Ordinary Income and Capital Gains of Non-Corporate U.S. Holders

Ordinary income and short-term capital gains of non-corporate U.S. Holders are generally subject to U.S. federal income tax at rates of up to 39.6%. Long-term capital gains of non-corporate U.S. Holders are generally subject to U.S. federal income tax at rates of up to 20%. The deductibility of capital losses is subject to significant limitations

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a PFIC in any taxable year in which, after taking into account the income and assets of certain subsidiaries, either (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the average value of its assets is attributable to assets that produce or are held for the production of passive income.  Whether or not we will be classified as a PFIC in any taxable year is a factual determination and will depend upon our assets, the market value of our ordinary shares, and our activities in each year and is therefore subject to change.

Although we do not believe that we were a PFIC for the taxable year ended June 30, 2015 and do not expect to be a PFIC in the foreseeable future, the tests for determining PFIC status depend upon a number of factors. Some of these factors are beyond our control and may be subject to uncertainties, and we cannot assure you that we have not been or will not be a PFIC. We have not undertaken a formal study as to our PFIC status, and we do not undertake an obligation to determine our PFIC status, or to advise investors in our securities as to our PFIC status, for any year.

If we are a classified as a PFIC for any taxable year, the so–called “excess distribution” regime of Code Section 1291 will apply to any U.S. Holder of ordinary shares or ADSs that does not make a mark–to–market or qualified electing fund election, as described below.  Under the excess distribution regime, (i) any gain the U.S. Holder realizes on the sale or other disposition of the ordinary shares or ADSs (possibly including a gift, exchange in a corporate reorganization, or grant as security for a loan) and any “excess distribution” that we make to such holder (generally, any distributions to such holder in respect of the ordinary shares or ADSs during a single taxable year that are greater than 125% of the average annual distributions received by such holder in the three preceding years or, if shorter, such holder’s holding period for the ordinary shares or ADSs), will be treated as ordinary income that was earned ratably over each day in such holder’s holding period for the ordinary shares or ADSs; (ii) the portion of any excess distributions allocated to the current year or prior years before the first day of the first taxable year beginning after December 31, 1986 in which we became a PFIC would be includible by the U.S. holder as ordinary income in the current year; (iii) the portion of such gain or distribution that is allocable to prior taxable years during which we were a PFIC will be subject to tax at the highest rate applicable to ordinary income for the relevant taxable years, regardless of the tax rate otherwise applicable to such holder and without reduction for deductions or loss carryforwards; and (iv) the interest charge generally applicable to underpayments of tax will be imposed with respect of the tax attributable to each such year. For this purpose, the holding period of an ordinary share or ADS received upon exercise of a warrant will, under Proposed Treasury Regulations issued in 1993, include the holding period of the warrant.

Dividends received from us will not be “qualified dividend income” if we are a PFIC in the year of payment, or were a PFIC in the year preceding the year of payment, and will be subject to taxation at ordinary income rates.

If we are classified as a PFIC for any taxable year and ordinary shares or ADSs are treated as “marketable securities” under applicable U.S. Treasury Regulations, a U.S. Holder may avoid the excess distribution regime described above by making a valid “mark–to–market” election with respect to the ordinary shares or ADSs.  If a valid mark–to–market election is made, an electing U.S. Holder generally (i) will be required to recognize as ordinary income an amount equal to the excess, if any, of the fair market value of the ordinary shares or ADSs over the holder’s adjusted tax basis in such ordinary shares or ADSs at the close of each taxable year, or (ii) if the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs exceeds their fair market value at the close of each taxable year, will be allowed to deduct the excess as an ordinary loss to the extent of the net amount of income previously included as a result of the mark–to–market election.  A U.S. Holder’s basis in its ordinary shares or ADSs will be adjusted to reflect the amounts included or deducted with respect to the mark–to–market election, and any gain or loss on the disposition of ordinary shares or ADSs will generally be ordinary income, or, to the extent of previously included mark–to–market inclusions, ordinary loss.  Each U.S. Holder must make its own mark–to–market election.  Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares or ADSs cease to be marketable securities.  Under applicable U.S. Treasury Regulations, marketable securities includes stock of a PFIC that is “regularly traded” on a qualified exchange or other market.  Because our ordinary shares are traded on the Australian Stock Exchange and the ADSs are traded on the NYSE MKT, we expect that our ordinary shares and ADSs will be treated as “regularly traded,” and a U.S. Holder should be able to make a mark–to–market election.  However, no assurance that ordinary shares or ADSs are or will be marketable securities can be given.

The excess distribution regime would not apply to any U.S. Holder who is eligible for and timely makes a valid “qualified electing fund” (“QEF”) election, in which case such holder would be required to include in income on a current basis such holder’s pro rata share of our ordinary income and net capital gains.  To be timely, a QEF election must be made for the U.S. Holder’s first taxable year that includes any portion of the U.S. Holder’s holding period in the ADS or ordinary shares during which we are a PFIC.  For this purpose, a U.S. Holder may elect to restart the U.S. Holder’s holding period in ADSs or ordinary shares by agreeing to recognize, and pay tax and interest under the excess distribution regime described above, on the amount of any appreciation in the ADSs or ordinary shares held.   However, a U.S. Holder’s QEF election will be valid only if we provide certain annual information to our shareholders.  We have not decided at this time whether we will provide such annual information and thus it is possible that U.S. Holders will not be able to make a valid QEF election with respect to ordinary shares and ADSs. A QEF election cannot be made with respect to warrants.

Special rules apply with respect to the calculation of the amount of the foreign tax credit with respect to excess distributions made by a PFIC.

If we are a PFIC in a taxable year and own shares in another PFIC (a “lower–tier PFIC”), a U.S. Holder also will be subject to the excess distribution regime with respect to its indirect ownership of the lower–tier PFIC.  The mark–to–market election would not be available for any indirect ownership of a lower–tier PFIC.  A QEF election can be made for a lower–tier PFIC, but only if we provide the U.S. Holder with the financial information necessary to make such an election.

U.S. Holders who own ordinary shares or ADSs during any year in which we are a PFIC must file IRS Form 8621 with their U.S. federal income tax return for each year in which such holder owns ordinary shares or ADSs and either recognizes gain on a disposition of such ordinary shares, receives certain distributions from us, or makes an election with respect to PFIC status. Pursuant to the recently-enacted Code Section 1298(f), all U.S. Holders may be required to provide annual information regarding ownership of an interest in a PFIC. As of the date hereof, the IRS has suspended the reporting requirements imposed under Code Section 1298(f) for PFIC shareholders that are not otherwise required to file IRS Form 8621.

Surtax on Unearned Income

A surtax of 3.8% (the “unearned income Medicare contribution tax”) applies to the “net investment income” of certain U.S. Holders in excess of a threshold amount. Net investment income generally includes interest, dividends, royalties, rents, gross income from a trade or business involving “passive” activities, and net gain from the disposition of property (other than property held in a “non-passive” trade or business). Net investment income is reduced by deductions that are properly allocable to such income.

HIRE Act

U.S. Holders should consult their tax advisors regarding the effect, if any, of the Hiring Incentives to Restore Employment Act, signed into law on March 18, 2010, which provides disclosure and withholding rules relating to ownership by U.S. persons of financial accounts with foreign financial institutions.

U.S. Information Reporting and Backup Withholding

Dividend payments with respect to ordinary shares or ADSs and proceeds from the sale, exchange, redemption, or other disposition of ordinary shares or ADSs may be subject to information reporting to the IRS and U.S. backup withholding.  Certain exempt recipients, including corporations, are not subject to these information reporting requirements.  Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and who makes any other required certification.  U.S. persons who are required to establish their exempt status generally must provide to us or the Depositary an IRS Form W–9 (Request for Taxpayer Identification Number and Certification).

Backup withholding is not an additional tax.  Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld by filing a timely claim for refund with the IRS and furnishing any required information.

LEGAL MATTERS

Squire Patton Boggs (AU) will provide their opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2015 have been so incorporated in reliance upon the reports of Hein & Associates LLP, our independent registered public accounting firm for the fiscal year ended June 30, 2015, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of June 30, 2014 and for each of the two years in the period ended June 30, 2014 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of historical oil and natural gas reserves and related information of the Company as of June 30, 2015, June 30, 2014 and June 30, 2013 included and incorporated by reference herein are based upon engineering studies prepared by Ryder Scott Company, L.P, independent petroleum engineers.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement, and do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of that document as filed. Each statement in this prospectus supplement and accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file and furnish annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through our website at www.samsonoilandgas.com, or you may request a copy of these filings, at no cost, by writing or telephoning us at 1331 17th Street, Suite 710, Denver, Colorado 80202.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to these documents. The information included in the following documents is incorporated by reference and is considered a part of this prospectus. The most recent information that we filed with the SEC automatically updated and superseded previously filed information. We incorporate by reference the documents listed below and any future filings we make with the Commission under section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

•	Our Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 2015 filed with the SEC on September 15, 2015 and September 16, 2015, respectively;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 17, 2015;

•	Our Current Report on Form 8-K filed with the SEC on November 4, 2015;

•	Our Current Report on Form 8-K filed with the SEC on November 10, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 16, 2015;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 25, 2015;

•	Our Current Report on Form 8-K filed with the SEC on January 7, 2016;

•	Our Current Report on Form 8-K filed with the SEC on February 1, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2015 filed with the SEC on February 22, 2016;

•	Our Current Report on Form 8-K filed with the SEC on March 16, 2016; and

•	Our Current Report on Form 8-K filed with the SEC on April 6, 2016.

Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-207306

PROSPECTUS

$170,000,000

Ordinary Shares, which may be represented by American Depositary Shares

Debt Securities

Preference Shares

Warrants to Purchase

Rights to Purchase

Guarantees

We may offer and sell from time to time the securities described in this prospectus separately or together in any combination, with a maximum aggregate offering price of $170,000,000. Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Our ordinary shares are listed on the Australian Securities Exchange (the “ASX”) under the symbol “SSN” and American Depository Shares (“ADSs”) representing our ordinary shares are listed on the NYSE MKT under the symbol “SSN.” Each ADS represents 200 of our ordinary shares.

The mailing address of our principal executive office is Level 16, AMP Building, 140 St Georges Terrace, Perth, Western Australia 6000. Our telephone number at our principal executive office is +61 8 9220 9830.

As of October 2, 2015, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $8,053,118, based on 2,837,834,301 ordinary shares outstanding (including ordinary shares represented by ADSs), of which approximately 2,589,427,326 ordinary shares (including ordinary shares represented by ADSs) are held by non-affiliates, based on the closing sale price of the ADSs on the NYSE MKT on October 2, 2015.  The aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately A$10,357,709 on the same date based on the closing price of our ordinary shares on the ASX. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our ordinary shares or other securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.  We have not sold any of our ordinary shares or other securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 19, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “Samson,” “we,” “us” and “our” refer to Samson Oil & Gas Limited and its subsidiaries collectively.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The current reports that we file with the SEC include, but are not limited to, the filings that we make with the ASX. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Additional information about us, including but not limited to our SEC filings, is available at our website at www.samsonoilandgas.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus also incorporates by reference the documents listed below and any other filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	The Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed on September 15, 2015;

•	The Form 10-K/A filed on September 16, 2015;

•	The portion of our Definitive Proxy Statement filed on September 17, 2015 that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended June 30, 2015; and

•	The description of our capital stock contained in our Registration Statement on Form 20-F, filed July 6, 2007, together with any amendment supplement or report filed for the purposes of updating such description, including the Description of our Capital Stock in this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed as follows:

Samson Oil & Gas Limited

Level 16, AMP Building,

140 St Georges Terrace

Perth, Western Australia 6000

+61 8-9220-9830

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Written forward–looking statements may appear in documents filed with the Securities and Exchange Commission (“SEC”), including this quarterly report, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward–looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Samson relies on this safe harbor in making forward–looking statements.

Forward–looking statements appear in a number of places in this registration statement and include but are not limited to statements or comments regarding business strategy, exploration and development drilling prospects, activities at our oil and gas properties, oil and gas pipeline availability and capacity, natural gas and oil reserves and production, meeting our capital raising targets, adherence to any use of proceeds plans, our ability to raise additional capital and methods by which we may do so, our future production and our future operating results.

In this prospectus, the use of words such as “anticipate,” “continue,” “estimate,” “expect,” “likely,” “may,” “will,” “project,” “should,” “believe” and similar expressions are intended to identify uncertainties. While we believe that the expectations reflected in those forward–looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward–looking statements. The differences between actual results and those predicted by the forward-looking statements could be material. Forward-looking statements are based upon our expectations relating to, among other things:

•	oil and natural gas prices and demand;

•	our future financial position, including cash flow, debt levels and anticipated liquidity;

•	the timing, effects and success of our exploration and development activities;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	timing, amount, and marketability of production;

•	third party operational curtailment, such as processing plant or pipeline capacity constraints, that are beyond our control;

•	our ability to acquire and dispose of oil and gas properties at favorable prices

•	our ability to market, develop and produce new properties;

•	declines in the values of our properties that may result in write-downs;

•	effectiveness of management strategies and decisions;

•	the strength and financial resources of our competitors;

•	our entrance into transactions in commodity derivative instruments;

•	climatic conditions;

•	the receipt of governmental permits and other approvals relating to our operations;

•	unanticipated recovery or production problems, including cratering, explosions, fires; and

•	uncontrollable flows of oil, gas or well fluids.

Many of these factors are beyond our ability to control or predict. Neither these factors nor those referred to in the “Risk Factors” section of this prospectus represent a complete list of the risk factors that may affect us. All forward-looking statements speak only as of the date made. We do not undertake to update our forward–looking statements.

SAMSON OIL & GAS LIMITED

Samson Oil & Gas Limited (“we”, “Samson” or the “Company”) is a company limited by shares, incorporated on June 22, 1983 under the laws of Australia.  Our principal business is the exploration and development of oil and natural gas properties in the United States.  Currently, we own working interests in several oil and gas properties, three of which are producing and may be considered material to us (North Stockyard in North Dakota, Rainbow in North Dakota and State GC in New Mexico). In each of our three material producing properties, we have entered into operating agreements with third parties under which the oil and gas are produced and sold. We also have working interests in three exploration properties: 25% to 100% in our Hawk Springs Project, in Wyoming, 25% in our South Prairie Project, in North Dakota, and 60%-100% in our Roosevelt project in Roosevelt County, Montana. Given the unsatisfactory exploration results in our third exploration property – the Roosevelt project in Roosevelt County, Montana – we have decided to discontinue any further activity in this area and are starting to let our leases lapse through non-payment of delay rentals. We operate in one reportable segment, the exploration for, and the development and production of, oil and natural gas in the United States.

Our registered office is located at Level 16, AMP Building, 140 St Georges Terrace, Perth, Western Australia 6000, and our telephone number at that office is +61 8 9220 9830. Our principal office in the United States is located at 1331 17th Street, Suite 710, Denver, Colorado 80202 and our telephone number at that office is 303-295-0344. Our website is www.samsonoilandgas.com . As used in this prospectus, unless the context otherwise indicates, references to “Samson,” the “Company,” “we,” “our,” “ours,” and “us” refer to Samson Oil & Gas Limited and its subsidiaries collectively.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement or free writing prospectus, in our most recent Annual Report on Form 10-K, in our subsequent Quarterly Reports on Form 10-Q, if any, and in our Current Reports on Form 8-K that may be filed from time to time, all of which are incorporated by reference into this prospectus. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” herein.

Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks that are known to us at this time or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

USE OF PROCEEDS

Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for (i) exploration, exploitation and development of our then existing oil and gas properties, (ii) acquisition of oil and gas properties or of companies that own oil and gas properties, (iii) payment or reduction of outstanding indebtedness or (iv) other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

Currently our outstanding share capital consists of only one class of shares, which are ordinary shares. Our Constitution provides we may issue unlimited number of ordinary shares. 2,837,834,301 ordinary shares, no par value, were issued and outstanding as of October 2, 2015, of which 10,198,290 were held in the form of American Depositary Shares.

Our Constitution provides that our board of directors (the “Board”) may issue shares to any person on the terms, with the rights, and at the times that the Board decides. In particular, the Board may issue an unlimited number of preference shares. No preference shares were issued and outstanding as of October 2, 2015.

The rights of our ordinary shareholders are governed by Australian law, our Constitution, the rules of the ASX and the NYSE MKT and, under some circumstances, applicable United States securities laws and rules promulgated thereunder. The rights of our ADR holders are also governed by the deposit agreement among us, the depositary and our ADR holders. The deposit agreement is governed by New York State law.

The following is a summary of the material terms of the shares that may be issued under our Constitution and is qualified in its entirety by reference to our Constitution which is incorporated by reference in this prospectus.

General

Subject to the Australia Corporations Act of 2001 and the ASX Listing Rules, the rights attaching to our shares are set forth in our Constitution.

Voting Rights

Under our Constitution, each shareholder has one vote determined by a show of hands at a meeting of the shareholders, unless a poll vote is demanded. On a poll vote each shareholder shall have one vote for each fully paid share and a fractional vote for each share which is not fully paid, such fraction being equivalent to the proportion of the amount which has been paid to such date on that share. Under Australian law, shareholders are not permitted to approve corporate action by written consent. Our Constitution does not provide for cumulative voting. Preference shareholders will have voting rights as determined by a special resolution of the Company or in accordance with the schedule on preference rights that is part of the constitution.

Conversion of shares

By resolution passed at a meeting of shareholders, we may convert:

•	shares into a larger or smaller number of shares;

•	an ordinary share into a preference share; and

•	a preference share into an ordinary share,

but, in the case of a conversion of partly paid shares into a larger number of shares, the proportion between the amount paid and the amount unpaid on each share must be the same as before the conversion.

Right to Share in our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends.

Dividend Rights

We may not pay a dividend except out of profits of the Company. The Board may from time to time determine to pay dividends to shareholders as appear to the Board to be justified by our profits. A declaration by the Board as to the amount of our profits is conclusive.

All dividends must be paid in accordance with the timetable set out in the ASX Listing Rules. All unclaimed dividends may be invested or otherwise used by the Board for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Unless established otherwise by a special resolution of the Company, the holder of a preference share is entitled, in priority to any payment of dividend on any other class of shares, to a preferential dividend. The dividend entitlement is cumulative if the resolution determining the terms of the preference shares states that it is cumulative and otherwise is non-cumulative.

Rights to Share in the Surplus in the Event of Liquidation

With the sanction of a special resolution, the liquidator may divide amongst the shareholders the whole or any part of the assets in-kind and the liquidator may determine how the division shall be carried out as between the shareholders or different classes of shareholders.

Redemption Provisions

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution and subject to the Corporations Act, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Preemptive Rights and Sinking Fund Provisions

There are no preemption rights or sinking fund provisions in our Constitution in relation to ordinary shares.

Liability for Further Capital Calls

The Board may make any calls from time to time upon shareholders in respect to all monies unpaid on shares, whether on account of the nominal value of the shares or by way of premium, and not by the terms of issue of those shares made payable at fixed times. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the Board. Calls may be made payable by installment.

Provisions Discriminating Against Holders of a Substantial Number of Shares

There are no provisions under our Constitution discriminating against any existing or prospective holders of a substantial number of our shares.

Staggered Board of Directors

At each annual general meeting to following directors must retire and be eligible for re-election:

(a) one third of the directors, except for the managing director, and

(b) any director who would, if that director remained in office until the next annual general meeting, have held that office for more than three years.

Variation of Share Rights

If at any time the capital is divided into different classes of shares, the rights attaching to any class of shares, may (unless otherwise provided by the terms of issue of the shares of that class), whether or not we are being wound up, be varied or cancelled with the sanction of a special resolution passed at a separate meeting of the holders of the shares of such class. The provisions of our Constitution relating to general meetings shall apply to every such meeting, except that the necessary quorum shall be shareholders present holding or representing three quarters of the nominal amount of the issued shares of the class and that any shareholder present holding shares of the class may demand a poll.

Preference Shares

Our Constitution authorizes us to issue an unlimited amount of “blank check” preferred stock, or preference shares. Accordingly, the Board will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval.

Any series of preference shares may be redeemable in whole or in part at our option, including while there is arrearage in the payment of dividends or sinking funds installments. The redemption provisions that may apply to a series of preference shares, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

American Depositary Shares

Our ordinary shares may be represented by American Depositary Shares, or ADSs. ADSs may be evidenced by American Depository Receipts, also referred to as ADRs, which are certificates evidencing a specific number of ADSs. Each ADS represents 200 ordinary shares (or a right to receive 200 ordinary shares) deposited with The Bank of New York Mellon, as the custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an ADR registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holders’ rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs. For more complete information, ADS holders should read the deposit agreement and the form of ADR.

Payment of dividends and other distributions to ADS Holders

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. The depositary will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, ADS holders may lose some of the value of the distribution.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution in proportion to the number of ADSs representing the underlying shares. The depositary will only distribute whole ADSs. It will sell ordinary shares that would otherwise require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. Before making a distribution, the depositary will deduct any withholding taxes and fees that must be paid. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, ADS holders will receive no value for them.

The depositary will not offer the rights unless both the rights and the securities to which the rights relate are exempt from registration under the Securities Act or are registered under the Securities Act. If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares at the request of and on each ADS holder’s behalf of ADS holders pay it the exercise price and any other charges the rights require ADS holders to pay. The depositary will then deposit the shares and deliver ADSs to ADS holders.

U.S. securities laws may restrict transfers and cancellation of the ADSs representing shares purchased upon exercise of rights. For example, ADS holders may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to them.

Deposit, Withdrawal and Cancellation

Issuance of ADSs

The depositary will deliver ADSs if ordinary shares or evidence of rights to receive ordinary shares are deposited with the custodian. Upon payment of its fees and expenses and any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested and will deliver the ADSs to the persons requested.

Exchange of ADSs for ordinary shares

ADS holders may turn in their ADSs at the depositary’s office in order to withdraw the securities represented by the ADSs. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person he, she or it designates at the office of the custodian. Or, at the ADS holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

Voting Rights

Voting of ADSs

ADS holders may instruct the depositary how to vote the ordinary shares underlying their ADSs. Otherwise, ADS holders will not be able to exercise their right to vote unless they withdraw the underlying ordinary shares. In some cases, however, ADS holders may not know about the meeting far enough in advance to withdraw the ordinary shares, so they are often dependent on our request that the depositary ask for their instructions.

If we so request, the depositary will notify ADS holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them. The materials will (1) describe the matters to be voted on and contain such information as is contained in the notice from us, (2) include a statement that the ADS holders on a specified record date will be entitled to direct the depositary to vote the shares or other deposited securities underlying the ADSs, subject to applicable law and our Constitution, and (3) explain how ADS holders may instruct the depositary to vote the shares or other deposited securities underlying their ADSs as they direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to Australian law and the provisions of the deposit agreement to vote or to have its agents vote the shares or other deposited securities as ADS holders instruct. The depositary shall not vote or attempt to exercise the right to vote other than in accordance with the instructions of ADS holders. We cannot assure ADS holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that ADS holders may not be able to exercise their right to vote and there may be nothing they can do if their shares are not voted as they requested.

Payment of Taxes

The ADS holder is required to pay all taxes and other governmental charges that may be payable in respect of their ADSs, or the ordinary shares or other securities underlying their ADSs. The depositary may refuse to effect a transfer of any ADSs or refuse to effect the withdrawal of any securities underlying the ADSs while any such taxes and charges are outstanding. The depositary may deduct the amount of any taxes owed from any payments to ADS holders. It may also sell deposited securities, by public or private sale, to pay any taxes owed. ADS holders will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Amendment and Termination

Amendments to the deposit agreement

We may agree with the depositary to amend the deposit agreement and the ADRs without the consent of ADS holders for any reason which we deem desirable. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold their ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. In no event will an amendment impair the right of ADS holders to surrender and withdraw the underlying securities, except in order to comply with the applicable law.

Termination of the deposit agreement

The depositary will terminate the deposit agreement if we ask it to do so by notifying ADS holders at least 30 days before termination. The depositary may also terminate the deposit agreement if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. At any time after the expiration of four months from the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations after the sale of the deposited securities will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on behalf any of our ADS holders or on behalf of any other person;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	are not liable for any action or non-action in reliance on the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADS holder or any other person believed in good faith to be competent to give such information;

•	are not liable for any acts or omissions made by a successor depositary; and

•	are not responsible for a failure to carry out any instructions for the depositary to vote the ADSs.

In the deposit agreement, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary agrees to indemnify us for losses resulting from its negligence or bad faith.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of the ordinary shares underlying ADSs, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary;

•	delivery of the certificates that we may specify to the depositary to assure compliance with the Securities Act; and

•	compliance with laws and regulations, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right of ADS holders to Receive the Ordinary Shares Underlying their ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When ADS holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement besides those noted above.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Inspection Rights of ADS Holders

The depositary will make available for inspection by holders of ADSs at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from us which are received by the depositary as the holder of the underlying ordinary shares and made generally available to the holders of our ordinary shares by the Company. The depositary will keep books, at its Corporate Trust Office, for the registration of ADSs and transfers of ADSs which shall at all reasonable times be open for inspection by the ADS holders, provided that such inspection shall not be for the purpose of communicating with other ADS holders for purposes other than our business or a matter related to the deposit agreement or the ADSs.

Direct Registration System

All parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Fees and Charges for Holders of ADSs

Persons depositing shares or ADS holders must pay:	For:

• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

• US$0.02 (or less) per ADS	• Any cash distribution to ADS holders

• A fee equivalent to the fee that would be payable if securities distributed to ADS holders had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

• US$0.02 (or less) per ADS per calendar year	• Depositary services

• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when ADS holders deposit or withdraw shares

• Expenses of the depositary in converting foreign currency to U.S. dollars	• Whenever the depositary or the custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States

• Expenses of the depositary	• Cable and facsimile transmissions (when expressly provided in the deposit agreement)

• Taxes and other governmental charges the depositary or the custodian have to pay on any ADSs or shares underlying ADSs, for example, stock transfer taxes, stamp duty or withholding taxes

• Any charges incurred by the depositary or its agents for servicing the deposited securities

If we:	Then:

• Reclassify, split up or consolidate any of the deposited securities	• The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

• Distribute securities on the shares that are not distributed to ADS holders	• The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask ADS holders to surrender their outstanding ADSs in exchange for new ADSs identifying new deposited securities.

• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expense generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary or broker on behalf of any other person and earns revenue, including without limitation, fees an spreads that it will retain for its own account. The spread is the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives in an offsetting foreign currency trade. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined, subject to its obligations under the deposit agreement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may issue in the future. When we offer to sell a particular debt security, we will describe the specific terms of such debt security in the relevant prospectus supplement.

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series. Debt securities offered by this prospectus may be issued under one or more separate indentures between us and a trustee that we identify in a prospectus supplement relating to the particular debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the relevant prospectus supplement will supersede the terms described in this prospectus. If there is an indenture, it will be qualified under, subject to and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In such an event, the terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act.

The debt securities will be either senior or subordinated debt. Senior debt may be issued under a separate, senior note indenture and subordinated debt issued under a separate subordinated note indenture. Any such indentures may be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement, which may amend or replace the forms of indenture. If such a supplemental indenture conflicts with the base indenture, the terms of the supplemental indenture will control.

This summary of the debt securities and indentures is not complete and is qualified in its entirety by reference to the indentures and the prospectus supplement describing them. You should refer to the provisions of any such indenture, which will be filed with the SEC if there is an offering of debt securities pursuant to an indenture, for the complete terms of debt securities issued pursuant to an indenture. You should also carefully read the general summary below and the relevant prospectus supplement before investing in our debt securities. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to Samson and not to any of our subsidiaries, even though some the debt securities may be guaranteed by one or more of our subsidiaries.

We may issue debt securities at any time and from time to time in one or more series under a single indenture. Such an indenture could also give us the ability to reopen a series of debt securities and issue additional debt securities of the same series. If an indenture is used, it may not limit the amount of debt securities or other unsecured debt that we or our subsidiaries may issue.

General

The prospectus supplement relating to any debt securities that we may offer under this prospectus will contain the specific terms of the debt securities. Those terms may include the following:

•	the title and form of the debt securities, including the form of the certificate of authentication for such debt securities;

•	the aggregate principal amount of the debt securities being offered, and any limit on the amount that may be issued;

•	the date or dates, or the method of determining the dates, on which the debt securities will mature;

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•	the interest rate or rates of the debt securities, or the method of determining those rates, the date interest will begin to accrue, the interest payment dates, the place(s) of payment and the regular record dates;

•	whether the debt securities are secured or unsecured and, if secured, by which assets and the terms of the security interest;

•	our right, if any, to extend the interest payment periods and the duration of such extension, or to reopen a series of debt securities and issue additional debt securities of the same series;

•	the terms of subordination of any series of subordinated debt;

•	the period or periods within which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture restricts our ability, or the ability of our subsidiaries, to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell, assign or otherwise dispose of assets;

o	enter into sale/leaseback transactions;

o	engage in transactions with shareholders or affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture requires us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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•	a discussion of certain material or special tax considerations applicable to the debt securities, including provisions relating to original discount securities, if offered;

•	whether the debt securities will be convertible or exchangeable into or for ordinary shares or preference shares and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information describing any book-entry features;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form and who the depositary will be;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any terms relating to modification of the terms of the debt securities or rights of the holders of such debt securities;

•	whether the securities will be guaranteed by any of our subsidiaries, including the identity of the subsidiaries and the terms of any subordination of such guarantee; and

•	any other specific terms of the debt securities.

We expect that any debt securities issued under this prospectus will be issued in fully registered form without coupons. If there is an indenture, subject to any limitations that may be provided in therein or in the applicable prospectus supplement, we expect that our debt securities issued in registered form may be transferred or exchanged at the offices of the indenture trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

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Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities generally bear no interest during all or a part of the time that these debt securities are outstanding or may bear interest at below-market rates and are sold at a discount below their stated principal amount at maturity. The prospectus supplement will describe any special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars. Debt securities may also bear legends required by United States federal tax law and regulations.

Payment and Paying Agent

We expect to make payment of the principal and interest on our debt securities on any fully registered payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the payment and on any bearer debt securities, upon presentation at the office of the designated paying agent. We will name in the relevant prospectus supplement the paying agent that we initially designate for any debt securities we issue under this prospectus.

Unless otherwise provided in an applicable indenture or other governing instrument and described in a prospectus supplement, money we pay to a paying agent or an indenture trustee for payment on any debt securities that remains unclaimed will be repaid to us two years after such payment has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Satisfaction and Discharge; Defeasance

Indentures or other instruments prescribing the terms of debt securities issued under this prospectus may contain a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we do so, some of our obligations would normally continue, including obligations to:

•	maintain and apply money in the defeasance trust;

•	register the transfer or exchange of the debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities, if applicable; and

•	maintain a registrar and paying agent in respect of the debt securities.

An indenture or other instrument establishing the terms our debt securities issued under this prospectus may also permit us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. Any such right for us to elect to discharge our obligations or release selected covenants will be described in the applicable prospectus supplement and in the indenture or other governing instrument.

Events of Default

The indenture or other governing instrument for debt securities issued under this prospectus shall define an event of default, which may include some or all of the following events:

•	failure to pay interest on any debt securities when due, in some cases after a specified grace period;

•	failure to pay the principal of or any premium on any debt securities when due, in some cases after a specified grace period;

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•	failure to observe or perform any other covenant contained in the debt securities or in the indenture, if any, in some cases after a specified grace period;

•	occurrence of an event of bankruptcy, insolvency or reorganization; or

•	any other event of default described in the relevant indenture or other governing instrument.

We may be required by an indenture or other governing instrument to furnish a certificate at specified times confirming our compliance with all conditions and covenants under the applicable indenture or other governing instrument.

Effect of an Event of Default

If an event of default as defined in an indenture or other governing instrument for debt securities issued under this prospectus, a declaration of acceleration may need to be made by the indenture trustee or a specified portion of the holders of the debt securities may need to be made before the principal and unpaid interest amount will become immediately due and payable. If an event of default results from bankruptcy, insolvency or other similar event or condition, the indenture or other governing instrument may provide for automatic acceleration of principal and interest without any declaration or other action on the part of the trustee or any holder of such debt securities. Any such provisions relating to the effect of an event of default shall be described in the applicable prospectus supplement.

Legal Proceedings and Enforcement of Right to Payment

If there is an indenture, holders of debt securities issued under this prospectus may not have any right to institute a proceeding in connection with the indenture or for any remedy under the indenture unless the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities make a joint written request for such action. Holders may also be required to offer reasonable security or indemnity to the trustee for liabilities arising therefrom. Even in such a case, however, holders of debt securities issued under this prospectus will still have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the recovery of that payment.

Modification and Waiver

Modification

We (and the indenture trustee, if there is an indenture) may modify and amend the indenture or other governing instrument for the debt securities issued under this prospectus with the consent of the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of the affected securities, as described in the applicable prospectus supplement. Typically, however, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

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•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair holders’ right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security; or

•	reduce the percentage of the holders of outstanding debt securities necessary to modify or amend, or to waive compliance with, the indenture or other governing instrument or to waive certain defaults or consequences thereof.

Waiver

We expect that the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

Replacement of Securities

We will replace debt securities issued under this prospectus that have been mutilated at the expense of the holder upon surrender of the mutilated debt security, where applicable. We will replace debt securities that become destroyed, stolen, or lost at the expense of the holder upon receipt of satisfactory evidence of its destruction, loss, or theft, and we may require the holder of the debt security to provide reasonable security or indemnity before a replacement debt security will be issued.

Title

Title to any bearer debt securities and any related coupons will pass by delivery. We may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security, as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Concerning the Trustees

If there is an indenture, we may from time to time maintain lines of credit, and have other customary banking relationships, with any trustee.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into ordinary shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the relevant prospectus supplement. The conversion or exchange may be mandatory, at a noteholder’s option, or at our option. The relevant prospectus supplement will describe the manner in which the shares of ordinary shares or other securities, property or assets a noteholder would receive would be issued or delivered.

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DESCRIPTION OF WARRANTS

We may issue transferable options or warrants that entitle the holder to purchase our equity securities, including ordinary shares, preference shares or ADSs, or our debt securities on specified terms (such options or warrants are collectively referred to herein as “Warrants”). We may issue Warrants in one or more series and register the offer and sale of some or all of the Warrants under this prospectus. Warrants may be issued independently or together with our debt securities or ordinary shares and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific option agreement or warrant agreement (hereafter collectively referred to as the “Warrant Agreement”), which will be described in the applicable prospectus supplement accompanying this prospectus. We may enter into Warrant Agreements directly with the purchasers of the Warrants or the Warrant Agreement for a series or class of warrants may be between Samson and a bank or other institution as a Warrant Agent. You should refer to the provisions of the applicable Warrant Agreement, which will be filed with the SEC and described in the corresponding prospectus supplement in connection with any offering of Warrants, for the complete terms of any Warrant Agreement.

Warrants may not be evidenced by certificates but instead maintained only in book entry form. Unless otherwise specified in the prospectus supplement, the Warrants may be traded separately from the debt securities or ordinary shares, if any, with which the Warrants were issued. Until a Warrant is exercised, the holder of a Warrant does not have any of the rights of a holder of the underlying securities.

A prospectus supplement accompanying this prospectus relating to a particular series or class of Warrants will describe the terms of those Warrants, including:

•	the title and the aggregate number of Warrants;

•	the debt securities or ordinary shares for which each Warrant is exercisable;

•	the date or dates on which the right to exercise such Warrants commence and expire;

•	the price or prices at which such Warrants are exercisable;

•	the currency or currencies in which such Warrants are exercisable;

•	the periods during which and places at which such Warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the Warrant Agent, if any; and

•	the exchanges, if any, on which such Warrants may be listed.

You may exercise Warrants by payment of the exercise price in such currency or currencies as are specified in the Warrant, and giving your identity and the number of Warrants to be exercised. Once you pay and deliver the properly completed and executed notice of exercise Warrant, the underlying securities will be issued to you as soon as practicable. You may exercise less than all of the Warrants and retain all rights with respect to the remaining unexercised Warrants.

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DESCRIPTION OF RIGHTS TO PURCHASE

We may issue rights to purchase ordinary shares, ADSs, preference shares or debt securities. We may issue these rights independently or together with any other offered security.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

•	the title of the subscription rights;

•	the securities for which the subscription rights are exercisable;

•	the exercise price for the subscription rights;

•	the number of subscription rights issued;

•	the extent to which the subscription rights are transferable;

•	if applicable, a discussion of the material US federal or income tax considerations applicable to the issuance or exercise of the subscription rights;

•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Depending on the nature of the offering, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF GUARANTEES

We may issue guarantees from time to time for the benefit of holders of specified underlying securities and register those guarantees under this prospectus. We expect that such guarantees will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

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A guarantee will generally provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Guarantees may in some cases be unconditional and enforceable irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. We will not, however, waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

If we make payment pursuant to a guarantee registered under this prospectus, we will be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us except as otherwise stated in a prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. Any offers and sales of debt securities by us may include related offers and sales of guarantees by one or more of our subsidiaries.

From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us or the selling shareholder may also purchase securities and re-offer them to the public by one or more of the methods described above.

Any person participating in the distribution of securities registered under this prospectus in the United States will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our equity securities by any such person. These restrictions may affect the marketability of our securities.

Certain persons participating in an offering of our securities in the United States may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

•	the name or names of underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds the issuer will receive from the sale;

•	any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•	any initial public offering price;

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•	any commissions paid to agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	underwritten offerings;

•	block transactions (which may involve crosses) and transactions on the NYSE MKT or any other exchange or organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	any other method permitted pursuant to applicable law.

Dealers and agents participating in the distribution of securities offered by this prospectus in the United States may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

We may also make direct sales through subscription rights distributed to our existing shareholders in the United States and elsewhere, including holders of ADSs, on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

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If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

If a dealer is used in the sale of the securities, the issuer or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers and agents may be entitled under agreements which may be entered into with the issuer to indemnification by the issuer against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the issuer to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for the issuer, its subsidiaries or affiliates in the ordinary course of business.

In addition, the issuer may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

LEGAL MATTERS

Squire Patton Boggs (AU) will provide its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2015 have been so incorporated in reliance upon the reports of Hein & Associates LLP, our independent registered public accounting firm for the fiscal year ended June 30, 2015, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of June 30, 2014 and for each of the two years in the period ended June 30, 2014 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Estimates of historical oil and natural gas reserves and related information of the Company as of June 30, 2015, June 30, 2014 and June 30, 2013 included and incorporated by reference herein are based upon engineering studies prepared by Ryder Scott Company, L.P, independent petroleum engineers.

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$170,000,000

Ordinary Shares, no par value, which may be represented by American Depositary Shares

Debt Securities

Preference Shares

Warrants to Purchase

Rights to Purchase

Guarantees

April 12, 2016